                                                                     Exhibit 16

      PRICE WATERHOUSE LLP                                [LOGO]


April 30, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

                           The William Carter Company

We have read the "Change in Accountants" paragraph, located on page 21 of The William Carter Company's Form S-4 dated April 30, 1998 and are in agreement with the statements contained therein.


Yours very truly,

/s/ Price Waterhouse LLP